Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 7, 2014, EFactor Group Corp. (the “Company”) entered into an Exchange Agreement (the “Agreement”) by and among the Company, GroupCard BV, an entity organized under the laws of the Netherlands (“GroupCard”), and the shareholders of GroupCard (the “Sellers”). On the same date, the parties consummated the transaction, pursuant to which the Sellers sold, and the Company purchased, all of GroupCard’s outstanding capital stock (the “Transaction”), in exchange for 2,812,500 unregistered shares of the Company’s common stock (“Common Stock”). In connection with the Transaction, the Company agreed to loan GroupCard, within 120 days of the closing of the Transaction, $400,000 at six percent interest per annum for working capital purposes. In addition, the Company agreed to pay the Sellers four semi-annual earn-out payments of shares of Common Stock (“Earn-Out Shares”), commencing on January 1, 2015. In the event 20,000 or more members are added by GroupCard during a semi-annual period (each, an “Earn-Out Period”), the Company shall issue to the Sellers the number of Earn-Out Shares equal to (i) $25.00 per member added by GroupCard during such Earn-Out Period, divided by (ii) $0.80. In the event less than 20,000 members are added during an Earn-Out Period, the Company will not issue any Earn-Out Shares to the Sellers for such period; however, any members added during such Earn-Out Period will be counted towards the subsequent Earn-Out Period. The Transaction and the Agreement were approved by the Company’s board of directors and the board of directors and the shareholders of GroupCard. The Agreement contains customary representations, warranties, and covenants by each of the parties.

The following tables set forth certain Unaudited Pro Forma Condensed Consolidated Financial Statements giving effect to the Company’s acquisition of GroupCard. The historical financial information included in the Unaudited Pro Forma Condensed Consolidated Financial Statements for both the Company and GroupCard were prepared in conformity with U.S. Generally Accepted Accounting Principles.

The Unaudited Pro Forma Condensed Consolidated Financial Statements were prepared for informational purposes only and are not indicative of the consolidated results of operations or financial positions that the Company would have reported had the acquisition occurred at the previous dates presented, nor do they project results of future operations as a consolidated entity. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined business operations.

The historical financial information has been adjusted in the Unaudited Pro Forma Condensed Consolidated Financial Statements to reflect pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statements of earnings, expected to have a continuing impact on the combined results of the businesses.

EFACTOR GROUP CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JUNE 30, 2014

			Pro Forma		EFactor
	EFactor	GroupCard	Adjustments		Pro Forma
ASSETS
Cash	$126,326	$4,587	$-		$130,913
Accounts receivable	80,334	43,878	(18,995	)A	105,217
Notes receivable	150,250	-	-		150,250
Other current assets	8,986	10,466	-		19,452
Total current assets	365,896	58,931	(18,995)		405,832

Property, website and equipment, net	474,817	7,115	-		481,932
Goodwill	3,646,994	-	3,155,326	A, B	6,802,320
Deferred Financing Costs	219,594	-	-		219,594
TOTAL ASSETS	$4,707,301	$66,046	$3,136,331		$7,909,678

LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable	$1,461,498	$210,522	$(133,145	)A	$1,538,875
Accounts payable - related party	735,709	461,707	(461,707	)A	735,709
Accrued expenses	946,672	-	875,000	A	1,821,672
Operating line of Credit	1,110,005				1,110,005
Deferred revenue	68,730				68,730
Current portion of note payable - third parties, net of discount	277,131				277,131
Current portion of convertible note payable - third parties, net of discount	1,221,442				1,221,442
Current portion of note payable - related parties, net of discount	288,678				288,678
Total current liabilities	6,109,865	672,229	280,148		7,062,242

Other Long-term obligations	116,587	-			116,587
Non-current portion of convertible note payable - third parties net of discount	10,294				10,294
Total Non-Current Liabilities	126,881	-	-		126,881

TOTAL LIABILITIES	6,236,746	672,229	280,148		7,189,123

Commitments and contingencies

STOCKHOLDERS' (DEFICIT) EQUITY
Preferred stock	2,500	-	-		2,500
Common stock	64,556	32,962	(30,149	)A, B	67,369
Accumulated other comprehensive income	(29,943)	-	-		(29,943)
Additional paid-in capital	21,455,815	-	2,247,187	B	23,703,002
Accumulated deficit	(23,022,373)	(639,145)	639,145	A	(23,022,373)
Total stockholders' equity	(1,529,445)	(606,183)	2,856,183		720,555

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$4,707,301	$66,046	$3,136,331		$7,909,678

See notes to unaudited pro forma condensed consolidated financial statements

EFACTOR GROUP CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2013

			Pro Forma	EFactor
	EFactor	GroupCard	Adjustments	Pro Forma
Net revenues	$741,785	$92,360	$-	$834,145

Operating expenses
Cost of revenue	219,931	32,024	-	251,955
Sales and marketing	422,138	54,759	-	476,897
General and administrative	3,946,635	82,330	-	4,028,965
Depreciation and amortization	246,603	-	-	246,603
Total operating expenses	4,835,307	169,113	-	5,004,420

Loss from operations	(4,093,522)	(76,753)	-	(4,170,275)

Other income (expense):
Interest expense	(911,527)	-	-	(911,527)
Loss on conversion of debt	(1,026,859)	-	-	(1,026,859)
Other income (expense)	84,829	-	-	84,829
Total other income (expense), net	(1,853,557)	-	-	(1,853,557)

Loss before income taxes	(5,947,079)	(76,753)	-	(6,023,832)

Income tax expense	-	-	-	-
Net loss	$(5,947,079)	$(76,753)	$-	$(6,023,832)

Other comprehensive gain (loss):
Foreign currency translation adjustment	(5,244)	(18,870)	-	(24,114)
Comprehensive gain (loss)	$(5,952,323)	$(95,623)	$-	$(6,047,946)

Basic and diluted net loss per common share	$(0.15)			$(0.14)

Weighted average shares used in completing basic and diluted net loss per common share	40,101,081		2,812,500	42,913,581

See notes to unaudited pro forma condensed consolidated financial statements

EFACTOR GROUP CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2014

			Pro Forma	EFactor
	EFactor	GroupCard	Adjustments	Pro Forma
Net revenues	$265,131	$61,629	$-	$326,760

Operating expenses
Cost of revenue	77,755	29,054	-	106,809
Sales and marketing	119,407	15,570	-	134,977
General and administrative	3,169,520	63,573	-	3,233,093
Depreciation and amortization	114,866	-	-	114,866
(Gain) loss on forgiveness/settlement of liabilities	32,778	-	-	32,778
Total operating expenses	3,514,326	108,197	-	3,622,523

Loss from operations	(3,249,195)	(46,568)	-	(3,295,763)

Other income (expense):
Interest expense	(1,463,149)	(180)	-	(1,463,329)
Loss on conversion of debt	(49,926)	-	-	(49,926)
Derivative loss	(576,143)	-	-	(576,143)
Total other income (expense), net	(2,089,218)	(180)	-	(2,089,398)

Loss before income taxes	(5,338,413)	(46,748)	-	(5,385,161)

Income tax expense	-	-	-	-
Net loss	$(5,338,413)	$(46,748)	$-	$(5,385,161)

Other comprehensive gain (loss):
Foreign currency translation adjustment	(24,699)	5,192	-	(19,507)
Comprehensive gain (loss)	$(5,363,112)	$(41,556)	$-	$(5,404,668)

Basic and diluted net loss per common share	$(0.08)			$(0.08)

Weighted average shares used in completing basic and diluted net loss per common share	62,853,156		2,812,500	65,665,656

See notes to unaudited pro forma condensed consolidated financial statements

1. BASIS OF PRESENTATION

The accompanying Pro Forma Statement of Operations for the year ended December 31, 2013, and for the six month period ended June 30, 2014, give effect to the Company’s acquisition of GroupCard as discussed in Note 2, as if such acquisition had occurred on January 1, 2013, and January 1, 2014, respectively and as of December 31, 2013 and June 30, 2014.

2. GROUPCARD ACQUISITION

The total acquisition purchase price was allocated to the net assets acquired based upon their preliminary estimated fair values as of the close of business on July 6, 2014 as set forth below. The excess of the preliminary purchase price over the preliminary net assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and the estimates and assumptions are subject to change. The preliminary purchase price allocation for the acquisition is as follows:

Total purchase price		$2,250,000
Book value of net assets acquired	$(905,326)
Fair value of tangible net assets acquired		$(905,326)
		(905,326)
Residual goodwill		$3,155,326

Except as discussed in Note 3 below, the carrying value of assets and liabilities in GroupCard financial statements are considered to be a reasonable estimate of the fair value of those assets and liabilities.

3. PRO FORMA ADJUSTMENTS

The Unaudited Pro Forma Financial Statements are based upon the historical consolidated financial statements of the Company and GroupCard and certain adjustments which the Company believes are reasonable to give effect to the GroupCard acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments. The Pro Forma Financial Statements included herein were prepared using the acquisition method of accounting for the business combination. As discussed above, the purchase price allocation is considered preliminary at this time. However, the Company believes that the preliminary purchase price allocation and other related assumptions utilized in preparing the Pro Forma Financial Statements provide a reasonable basis for presenting the pro forma effects of the GroupCard acquisition.

The adjustments made in preparing the Pro Forma Financial Statements are as follows:

(A) Elimination of GroupCard Stockholder Equity consists of the elimination of common stock of $32,962, accumulated deficit of $639,145, the write down of accounts receivable of $18,995, accounts payable of $133,145, and accounts payable of $461,707, these are offset by the $875,000 recorded as accrued expenses related to the liabilities associated with certain performance based earn-out provisions.

(B) Acquisition Funding consists of the common stock (at par value) of $2,813 and additional paid in capital of $2,247,187, offset by goodwill of $2,250,000.

The GroupCard acquisition was funded through the issuance of 2,812,500 shares of common stock valued at $2,250,000. As a result, the Company’s initial value of goodwill is approximately $3,155,326 before the adjustment for the valuation of intangibles.